UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	333-237507	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC
Warrants	HCDIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, Harbor Custom Development, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose that Tim O’Sullivan was the acting Chief Financial Officer of the Company on an interim basis until the Company appoints a permanent replacement.

On October 29, 2021, the Company’s Board of Directors (the “Board”) appointed Lance Brown as the Company’s Chief Financial Officer and Principal Financial Officer, effective as of November 1, 2021. Mr. O’Sullivan will cease to be the Company’s interim Chief Financial Officer effective as of the same date.

Pursuant to Mr. Brown’s employment agreement, effective as of November 1, 2021, Mr. Brown will receive a salary of $280,000 per annum. In addition, Mr. Brown will receive a one-time sign on bonus of $75,000 and shall be eligible to participate in the Company’s annual bonus plan. The Company shall also grant 100,000 shares of common stock pursuant to the Company’s Restricted Stock Plan, 33,333 shares of which will vest on November 8, 2022, and thereafter, the remaining 66,6666 shares will vest on a quarterly basis in eight equal installments, whereby all shares shall be vested by November 8, 2024.

Mr. Brown was previously the Vice President and Chief Accounting Officer of Select Interior Concepts (NASDAQ: SIC), where he was responsible for finance, accounting, SEC reporting, and tax. During his time at SIC, Mr. Brown built the public company accounting and reporting infrastructure; was extensively involved in the diligence and integration for multiple completed acquisitions; assisted with the sale, divestiture, and de-integration of the company’s largest business unit to a major competitor; and provided significant support for the sale and going private transaction of SIC. Prior to SIC, Mr. Brown held various Controller, Project Management, and Audit positions for publicly traded and private equity backed companies of various sizes and structures. Mr. Brown started his career in public accounting at PricewaterhouseCoopers. Mr. Brown holds a Bachelor of Business Administration degree from the University of Georgia and a Master of Accountancy from Auburn University. Mr. Brown is a Certified Public Accountant.

Mr. Brown is 39 years old. There are no family relationships between Mr. Brown and the executive officers or directors of the Company, and no transactions involving the Company and Mr. Brown that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Brown is furnished with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release of Harbor Custom Development, Inc. dated November 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: November 2, 2021	By:	/s/ Jeff Habersetzer
Jeff Habersetzer Chief Operating Officer, Secretary, and General Counsel